                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                 Exhibit 10(bb)

                              LIMITED EATON SERVICE

                     SUPPLEMENTAL RETIREMENT INCOME PLAN II

     Eaton Corporation (the "Company") hereby establishes a Supplemental Retirement Income Plan II (herein referred to as the "Plan") for certain executives of the Company designated as set forth herein. The Plan is adopted December 8, 2004, effective January 1, 2005.

                                    ARTICLE I
                               PURPOSE OF THE PLAN
                               -------------------

     Upon becoming employed by the Company, certain key executives may have foregone retirement benefits from their former employer and may not be able to earn adequate pension benefits from the Company. The Company believes that it is in the best interest of the Company to be able to attract and retain such mid-career executives. The purpose of the Plan is to provide each such executive with retirement income in an amount as set forth in Article IV, and thereby provide a total pension benefit that is comparable to the benefit the executive would have received if he or she had not agreed to the mid-career change in employment.

                                   ARTICLE II
                                   ELIGIBILITY
                                   -----------

     All elected officers of the Company and any other executive of the Company designated by the Chairman and Chief Executive Officer of the Company shall be eligible to participate under the Plan (a "Participant").

                                   ARTICLE III
                                   DEFINITIONS

     As used in the Plan the following definitions shall apply:

     "Average Final Annual Compensation." The Participant's Average Final Annual
      ---------------------------------
Compensation determined as if he or she is eligible to participate under Appendix A of the Pension Plan.

     "Board." The Board of Directors of the Company.
      -----

     "Cause." For purposes of this Plan, the Company shall have "Cause" to
      -----
terminate the Participant's employment upon (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant's employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in clauses (i) or (ii) of this definition and specifying the particulars thereof in detail.

     "Change in Control of the Company." A "Change in Control of the Company"
      --------------------------------
shall be determined in accordance the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto.

     "Committee." The Compensation and Organization Committee of the Board.
      ---------

     "Credited Service." The service credited to a Participant as "Service"
      ----------------
under the Pension Plan.

     "Disability." Any termination of employment which entitles the Participant
      ----------
to a disability benefit under the Pension Plan.

     "Good Reason." Any termination of employment under the following
      -----------
circumstances shall be for "Good Reason":

     (i) without the Participant's express written consent, the assignment to the Participant of any duties inconsistent with the Participant's positions, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Participant's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Participant from or any failure to re-elect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, Disability or as a result of the Participant's death;

     (ii) a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control of the Company or as the same may be increased from time to time thereafter; or the failure by the Company to increase such base salary each year after a Change in Control of the Company by an amount which at least equals, on a percentage basis, the average annual percentage merit increase in the Participant's base salary during the five (5) full calendar years immediately preceding a Change in Control of the Company;

     (iii) a failure by the Company to continue the Participant's participation in the Plan, the Company's Executive Incentive Compensation Plan, Deferred Incentive Compensation Plan II, Executive Strategic Incentive Plan, Incentive Compensation Deferral Plan II, Excess Benefits Plan II and Supplemental Benefits Plan II, as each plan may be modified from time to time but substantially in the form presently in effect (collectively, the "Plans"), on at least the basis as in effect immediately prior to the Change in Control of the Company or to pay Participant any amounts earned under the Plans in accordance with the terms of the Plans.

     (iv) the relocation of the Company's principal executive offices to a location outside Cuyahoga County, Ohio or any county adjoining Cuyahoga County, Ohio, or the Company's requiring the Participant to be based anywhere other than the Company's principal executive offices or the location where the Participant is based immediately prior to the Change in Control of the Company except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations in effect immediately prior to the Change in Control of the Company, or, in the event the Participant consents to any such relocation of the Company's principal executive offices, the failure by the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of the Participant's principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) the Participant's aggregate investment in such residence or (b) the fair market value of such residence as determined by any real estate appraiser designated by the Participant and reasonably satisfactory to the Company) realized in the sale of the Participant's principal residence in connection with any such change of residence;

     (v) the failure by the Company to continue in effect any benefit or compensation plan (including but not limited to the Plan), pension plan, life insurance plan, health and accident plan or disability plan in which the Participant is participating at the time of a

     Change in Control of the Company (or plans providing the Participant with substantially similar benefits), the taking of any action by the Company which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any of such plans or deprive the Participant of any material fringe or personal benefit enjoyed by the Participant at the time of the Change in Control of the Company, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control of the Company;

     (vi) the failure of the Company to obtain the agreement by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company, by agreement in form and substance satisfactory to Participant, to expressly assume this Plan and the obligations of the Company hereunder; or

     (vii) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of a Notice of Termination as herein defined (and, if applicable, the definition of "Cause" as herein defined); and for purposes of the Plan, no such purported termination shall be effective.

     "Notice of Termination." Any termination of the Participant's employment by
      ---------------------
the Company for Cause or Disability or by the Participant for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

     "Pension Plan." The Pension Plan for Eaton Corporation Employees.
      ------------

     "Supplement." The annual amount of retirement income or the lump sum
      ----------
payable to the Participant in accordance with the provisions of the Plan. This amount is calculated as follows:

     (a) the Participant's Average Final Annual Compensation, multiplied by the applicable percentage from Table A in Section 4.01 associated with the Participant's age and service, MINUS

     (b) the Participant's annual benefits payable from the Pension Plan, the Limited Eaton Service Supplemental Retirement Income Plan, the Supplemental Benefits Plan, the Supplemental Benefits Plan II, the Excess Benefits Plan, and the Excess Benefits Plan II (collectively, the "Offset Benefits"), assuming payment in the form of a single life annuity.

     "Termination of Employment." The date the Participant's Service ends under
      -------------------------
the Pension Plan.

                                   ARTICLE IV
                              AMOUNT OF SUPPLEMENT
                              --------------------

     Section 4.01. Calculation of Supplement.  The annual retirement income
                   -------------------------
payable under the Plan shall be calculated by reference to Table A below. There is no amount under age 55 and the full percentage available is earned at attainment of age 62.

                                     Table A

                 Percentage of Average Final Annual Compensation
                 -----------------------------------------------

                  For Participants with Less Than 15 Years of Credited Service
                                             Months
       ---------------------------------------------------------------------------------
Age*     0      1      2      3      4      5      6      7      8      9     10     11
----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
 55    25.0%  25.3%  25.5%  25.8%  26.0%  26.3%  26.5%  26.8%  27.0%  27.3%  27.5%  27.8%
 56    28.0%  28.3%  28.5%  28.8%  29.0%  29.3%  29.5%  29.8%  30.0%  30.3%  30.5%  30.8%
 57    31.0%  31.3%  31.5%  31.8%  32.0%  32.3%  32.5%  32.8%  33.0%  33.3%  33.5%  33.8%
 58    34.0%  34.3%  34.5%  34.8%  35.0%  35.3%  35.5%  35.8%  36.0%  36.3%  36.5%  36.8%
 59    37.0%  37.3%  37.5%  37.8%  38.0%  38.3%  38.5%  38.8%  39.0%  39.3%  39.5%  39.8%
 60    40.0%  40.2%  40.3%  40.5%  40.7%  40.8%  41.0%  41.2%  41.3%  41.5%  41.7%  41.8%
 61    42.0%  42.2%  42.3%  42.5%  42.7%  42.8%  43.0%  43.2%  43.3%  43.5%  43.7%  43.8%
 62    44.0%

                  For Participants with At Least 15 Years of Credited Service
                                             Months
       ---------------------------------------------------------------------------------
Age*     0      1      2      3      4      5      6      7      8      9     10     11
----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
 55    28.5%  28.8%  29.1%  29.4%  29.7%  30.0%  30.3%  30.5%  30.8%  31.1%  31.4%  31.7%
 56    32.0%  32.3%  32.6%  32.9%  33.2%  33.5%  33.8%  34.0%  34.3%  34.6%  34.9%  35.2%
 57    35.5%  35.8%  36.1%  36.4%  36.7%  37.0%  37.3%  37.5%  37.8%  38.1%  38.4%  38.7%
 58    39.0%  39.3%  39.6%  39.9%  40.2%  40.5%  40.8%  41.0%  41.3%  41.6%  41.9%  42.2%
 59    42.5%  42.8%  43.1%  43.4%  43.7%  44.0%  44.3%  44.5%  44.8%  45.1%  45.4%  45.7%
 60    46.0%  46.2%  46.3%  46.5%  46.7%  46.8%  47.0%  47.2%  47.3%  47.5%  47.7%  47.8%
 61    48.0%  48.2%  48.3%  48.5%  48.7%  48.8%  49.0%  49.2%  49.3%  49.5%  49.7%  49.8%
 62    50.0%

*    Age at Termination of Employment.

     Section 4.02. No Interest Created.  Neither the Participant nor his or her
                   -------------------
surviving spouse shall have any interest in any specific asset of the Company, including policies of insurance. The Participant and his or her surviving spouse or beneficiary shall have only the right to receive the benefits provided under the Plan.

     Section 4.03. Determination of Annual Amount.  The Supplement shall be
                   ------------------------------
calculated assuming that the Offset Benefits commence on the same date as the Supplement.

     Section 4.04. Form of Payment.  The Supplement shall be paid to the
                   ---------------
Participant either in a single sum payment or in a form of annuity available under the terms of the Pension Plan (which forms of annuity shall be limited to an annuity for the life of a Participant (with the exception that this form shall be available to unmarried Participants only), a 120-month certain period and life annuity, a joint and 50% surviving spouse annuity, and a joint and 100% surviving spouse annuity), as elected by the Participant in accordance with Treasury guidance pursuant to Section 409A of the Code, provided that in the event no election has been made with respect to any portion or all of a benefit payable under the Plan, such benefit shall be paid in a single sum payment. Whether the Participant elects an optional annuity form of benefit available under the terms of the Pension Plan or a lump sum benefit, the benefit payable shall be actuarially adjusted by using the same actuarial factors as used under the Pension Plan for converting the normal form of benefit to an actuarially equivalent optional benefit, provided that the joint and 50% surviving spouse annuity shall not be reduced from the single life annuity form to reflect the spousal coverage. A Participant need not receive the Supplement in the same form as the form of benefit elected by the Participant under the Pension Plan. Notwithstanding the foregoing, a Participant may change an election from one available form of annuity payments to another available form of annuity payments, but only to the extent permitted in Treasury regulations under Section 409A of the Code.

     Section 4.05. Commencement of Benefits.  The benefit payable to a
                   ------------------------
Participant under the Plan shall be paid or shall begin on the first day of the month following the later of his or her separation from service (within the meaning of Section 409A of the Code) or the date he or she is first eligible for commencement of benefits under the Pension Plan (whether or not he or she has applied for commencement of benefits thereunder), except that in the case of a Participant who is a key employee as defined in Section 416(i) of the Code and applicable Treasury regulations, payment shall not in any event be made or begin until the first business day of the month which is at least six months after the date of his or her separation from service (or, if earlier, the date of death of the Participant).

                                    ARTICLE V
                              PAYMENT OF SUPPLEMENT

     Section 5.01. General Obligation.  The Company will pay the Supplement to
                   ------------------
Participant for life in equal monthly installments, commencing on the first business day of the month following the month in which Participant retires under the terms of the Pension Plan after attaining age 55, except that in the case of a Participant who is a key employee as defined in Section 416(i) of the Code and applicable Treasury regulations, payment shall not begin until the first business day of the month which is at least six months after the date of his or her separation from service (or, if earlier, the date of death of the Participant), or on the first business day of the month following the month in which Participant's employment terminated due to Disability. Notwithstanding anything herein to the contrary, the Company shall have no obligation to pay the Supplement to the Participant if the Participant terminates employment with the Company (a) for any reason prior to age 55, or (b) with less than ten (10) years of Credited Service unless the Participant is age 65 at the time of termination of employment.

     Section 5.02. Death.  If the Participant dies after attaining age 55 and
                   ----- while employed by the Company (regardless of the Participant's Credited Service), the Company will pay a benefit to the Participant's surviving spouse calculated in accordance with the Plan. The surviving spouse will receive 50% of the benefit that would have been payable to the Participant if the Participant had not less than ten (10) years of Credited Service and terminated on the date of death, payable in either a single life annuity or lump sum, as elected by the Participant. Notwithstanding the foregoing, a Participant may elect a beneficiary other than his or her spouse (as permitted under the Pension Plan except that no spousal consent shall be required), with the benefit amount determined in the same manner as for a surviving spouse and payable in a lump sum form of payment only. For this lump sum calculation, the nonspouse beneficiary shall be assumed to have the same age as the Participant. If a Participant dies after Termination of Employment but before commencement of benefits, the payment due to the surviving spouse or other beneficiary shall be calculated using the method described above.

                                   ARTICLE VI
                            COVENANTS OF PARTICIPANT
                            ------------------------

     By accepting payments hereunder the Participant covenants that for a period of three (3) years after the Participant leaves the employment of the Company, he or she will not engage in any activities which, in the opinion of the Company, are in competition with the Company or any of its subsidiaries without first obtaining the written consent of the Company; provided, however, that this provision shall not apply if, within five (5) years after a Change in Control of the Company, the Participant's employment with the Company is terminated by the Participant for Good Reason or by the Company without Cause.

                                   ARTICLE VII
                                LOSS OF BENEFITS
                                ----------------

     If the Participant fails to observe or perform any of the covenants by the Participant contained herein in any material respect, the Participant shall forfeit all rights which he or she may have to any benefits for which provision is made herein.

                                  ARTICLE VIII
                           AUTOMATIC LUMP SUM PAYMENT
                           --------------------------

     Section 8.01. Automatic Payment.  Except as provided below in this Article
                   -----------------
VIII, upon the date of a Change in Control of the Company, the Company shall make an immediate Lump Sum Payment to each Participant or his or her surviving spouse (or other beneficiary determined by the Participant), as the case may be.

     Section 8.02. Determination of Lump Sum Payment.  Lump Sum Payment means an
                   ---------------------------------
amount equal to the present value of the total number of annual payments which otherwise would have been made under the Plan based on the assumption that the Participant's employment with the Company has terminated as of the date of the Change in Control of the Company and as calculated using the mortality tables used for the Pension Plan and a rate of interest equal to "Moody's Corporate Bond Yield Average--Monthly (Average Corporate)" as then most recently published. In the event the Participant or the Participant's surviving spouse has begun to receive benefit payments under the Plan prior to the date of the Change in Control of the Company, the amount of such Lump Sum Payment shall be equal to the present value of the remaining annual payments which otherwise would have been made, calculated as described in this Section 8.02.

     Section 8.03. Participation after a Change in Control of the Company.  In
                   ------------------------------------------------------
the event that the Plan is not terminated after a Change in Control of the Company, any future payment made under the Plan to a Participant who has received a Lump Sum Payment shall be reduced by taking into account the amount of such Lump Sum Payment in a manner determined by the Company at the time of such Lump Sum Payment.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

     Section 9.01. Assignment.  Except as otherwise provided herein, neither the
                   ----------
Participant nor any beneficiary for which provision is made herein shall have the right to sell, alienate, anticipate, assign, transfer, pledge, encumber or otherwise convey the right to receive the Supplement.

     Section 9.02. No Contract of Employment.  The Plan shall not be deemed to
                   -------------------------
constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge the Participant, or restrict the right of the Participant to terminate his or her employment with the Company.

     Section 9.03. Security.  The rights of the Participant under the Plan shall
                   --------
be solely those of an unsecured creditor of the Company. Any securities or fixed or other assets acquired by the Company in order to be able to satisfy the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of the Participant or to be considered security for the performance of the obligations of the Company but shall be, and remain, general, unpledged, unrestricted assets of the Company.

     Section 9.04. Governing Law.  The Plan shall be subject to and construed
                   -------------
under the laws of the State of Ohio, without giving effect to any conflicts of laws principles thereunder.

     Section 9.05. Amendment and Termination.  The Company may at any time amend
                   -------------------------
or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change in Control of the Company, no amendment or termination shall, without the consent of the Participant, alter or impair any vested rights of the Participant under the Plan based upon the Participant's age and years of Credited Service at the time of such amendment or termination or the manner in which amounts are to be paid to the Participant or his or her surviving spouse or beneficiary under the Plan.

     Section 9.06. American Jobs Creation Act.  The Plan is intended to provide
                   --------------------------
for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Company to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on or after January 1, 2005, including as contemplated by Section 885(f) of the American Jobs Creation Act of 2004. Moreover, to the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an outstanding deferral election with regard to amounts deferred after December 31, 2004. Notwithstanding any provisions of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in taxation of any amount under Section 409A of the Code.

EATON CORPORATION


/s/ Susan J. Cook                          Date: December 10, 2004
----------------------------------------
Name

Vice President - Human Resource
----------------------------------------
Title


/s/ Earl R. Franklin
----------------------------------------
Name

Vice President and Secretary
----------------------------------------
Title